Exhibit 99.1

For Immediate Release
---------------------


                        COLONIAL COMMERCIAL CORP. REPORTS
                              THIRD QUARTER RESULTS
                      QUARTERLY NET INCOME INCREASES 21.4%


     HAWTHORNE, New Jersey (November 14, 2005) - Colonial Commercial Corp. ("Colonial") (OTC Bulletin Board: "CCOM," "CCOMP"), today announced its financial results for the third quarter and nine months ended September 30, 2005.

     The Company reported net income for the quarter ended September 30, 2005 increased 21.4% to $1,018,619, which included a net income tax benefit of $582,141. The net income in the comparable quarter in 2004 was $839,082, which included a net income tax benefit of $476,351. The 2005 period included a non-cash charge of $26,785 for stock-based compensation compared to $33,960 stock-based compensation charge in the 2004 period.

     Sales increased 7.4% to $17,377,655 for the quarter ended September 30, 2005 from $16,185,005 for the same period in 2004. The increase in sales is primarily a result of increased market penetration at two of the Company's subsidiaries, an increase in general industry pricing, and a continuing strong demand for residential and light commercial HVAC and plumbing fixtures. Gross profit dollars increased to $5,092,456, an increase of $361,098 over the 2004 period. Gross profit expressed as a percentage of sales were 29.3% in 2005 compared to 29.2% in 2004.

     The Company reported net income for the nine months ended September 30, 2005 increased 11.3% to $1,339,868, compared to net income of $1,203,337, which included a net income tax benefit of $481,417 in the 2005 period and $554,778 in the 2004 period. The 2004 period included a non-cash charge of $84,900 for stock based compensation, compared to a non-cash credit of $52,525 for stock based compensation in the 2005 period. Pre tax income increased 32.4% to $858,451 for the nine months ended September 30, 2005 from $648,559 for the same period in 2004.

     Sales increased 7.5% to $48,226,815 for the nine months ended September 30, 2005 from $44,859,290 for the same period in 2004. The increase in sales is primarily a result of increased market penetration at two of the Company's subsidiaries, an increase in general industry pricing, and a continuing strong demand for residential and light commercial HVAC and plumbing fixtures. Simultaneously, gross profit dollars increased by $1,138,447 substantially and directly related to the sales increases. Gross profit expressed as a percentage of sales increased from 29.7% in 2004 to 30.0% in 2005, primarily due to increases in sales of deluxe higher margin products and continued market penetration.

     The Company expects that it will be profitable for the entire year of 2005 and that 2005 profits will exceed 2004 profits.

     Bernard Korn, CEO and Chairman of the Company, said "While we are pleased with our current growth, we continue with our plans to expand current locations, open new locations within, or adjacent to, our existing trading area, and to look for acquisition opportunities within our business sector. Our vision is to be a leading provider of quality residential and commercial heating and air conditioning and high grade plumbing products and accessories, including customized building control systems, in the Northeast. We have taken significant strides toward achieving these goals and we intend to continue to do so. Our management is experienced and has the leadership qualities and focus to continue to grow and succeed."

     Colonial distributes heating, ventilating and air conditioning equipment ("HVAC"), parts and accessories, climate control systems, and plumbing supplies, primarily, in the New York metropolitan area through its Universal Supply Group, Inc. ("Universal"), American/Universal Supply Inc. ("American") and The RAL Supply Group, Inc. ("RAL") subsidiaries to HVAC contractors. These contractors purchase and install equipment and systems for residential, commercial and industrial users. Universal also provides control system design, custom control panel fabrication, technical field support, in-house training and climate control consultation for engineers and installers. It is a leader in the design of direct digital control systems and systems that control multi-location facilities through the Internet. Universal is headquartered in New Jersey, and, with its affiliates, operates out of seven locations in New Jersey; nine in New York and one in Pennsylvania. For more information on Colonial Commercial Corp.'s operations, products and/or services, please visit www.colonialcomm.com.
                                                           --------------------

     Safe Harbor Statement:  The foregoing press release contains statements
     ---------------------
concerning Colonial Commercial Corp.'s financial performance, markets and business operations that may be considered "forward-looking" under applicable securities laws. Colonial wishes to caution readers of this press release that actual results might differ materially from those projected in any forward-looking statements. Factors which might cause actual results to differ materially from those projected in the forward-looking statements contained herein include the following: continued acceptance of the Company's products in the marketplace, competitive factors, dependence upon third-party vendors, and other risks detailed in the Company's periodic report filings with the Securities and Exchange Commission. These and certain other factors which might cause actual results to differ materially from those projected are detailed from time to time in Colonial's periodic reports and registration statements filed with the Securities and Exchange Commission, which important factors are incorporated herein by reference. Colonial undertakes no obligation to update forward looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes in future operating results, financial condition or business over time.

                    FOR FURTHER INFORMATION, PLEASE CONTACT:
                          WILLIAM PAGANO, PRESIDENT, OR
            WILLIAM SALEK, CHIEF FINANCIAL OFFICER, AT (973) 427-8224
                          (Financial Highlights Follow)

                          COLONIAL COMMERCIAL CORP. AND SUBSIDIARIES
                                SELECTED FINANCIAL HIGHLIGHTS
                                -----------------------------
                                         (Unaudited)

                                                                For The Nine Months Ended
                                                                      September 30,
                                                           ----------------------------------
                                                                 2005              2004
                                                           ----------------  ----------------
Sales                                                           48,226,815   $    44,859,290
Cost of sales                                                   33,749,170        31,520,092
                                                           ----------------  ----------------
  Gross profit                                                  14,477,645        13,339,198

Selling, general and administrative expenses, net               13,068,688        12,308,681
                                                           ----------------  ----------------
  Operating income                                               1,408,957         1,030,517

Other income                                                       213,282           240,557
Interest expense, net; includes related party interest of
  $56,000 in 2005 and $0 in 2004.                                 (763,788)         (622,515)
                                                           ----------------  ----------------
    Income from operations before income tax benefit               858,451           648,559

Income tax benefit                                                (481,417)         (554,778)
                                                           ----------------  ----------------

Net income                                                       1,339,868   $     1,203,337
                                                           ================  ================

Income per common share:
  Basic                                                    $          0.32   $          0.38
  Diluted                                                  $          0.25   $          0.28

Weighted average shares outstanding:
  Basic                                                          4,217,250         3,164,125
  Diluted                                                        5,290,507         4,368,017

                           COLONIAL COMMERCIAL CORP. AND SUBSIDIARIES
                                 SELECTED FINANCIAL HIGHLIGHTS
                                 -----------------------------
                                          (Unaudited)

                                                               For The Three Months Ended
                                                                      September 30,
                                                           ------------------------------------
                                                                 2005               2004
                                                           -----------------  -----------------
Sales                                                      $     17,377,655   $     16,185,005
Cost of sales                                                    12,285,200         11,453,648
                                                           -----------------  -----------------
  Gross profit                                                    5,092,455          4,731,357

Selling, general and administrative expenses, net                 4,449,626          4,177,443
                                                           -----------------  -----------------
  Operating income                                                  642,829            553,914

Other income                                                         63,546             58,280
Interest expense, net; includes related party interest of
  $19,609 in 2005 and $0 in 2004.                                  (269,897)          (249,463)
                                                           -----------------  -----------------
    Income from operations before income tax benefit                436,478            362,731

Income tax benefit                                                 (582,141)          (476,351)
                                                           -----------------  -----------------

  Net income                                               $      1,018,619   $        839,082
                                                           =================  =================

Income per common share:
  Basic                                                    $           0.24   $           0.22
  Diluted                                                  $           0.19   $           0.17

Weighted average shares outstanding:
  Basic                                                           4,300,270          3,747,715
  Diluted                                                         5,296,133          4,940,318